                                                                          AFFILIATED                           SHARES/
                                                                 TRADE    PRINCIPAL     EXECUTING    PURCHASE    PAR    UNDERWRITING
        FUND NAME                  SECURITY DESCRIPTION           DATE   UNDERWRITER      BROKER      PRICE     AMOUNT   CONCESSION
-------------------------- ------------------------------------ -------- ----------- --------------- -------- ---------- -----------
Utility and
Telecommunications Fund      Corporate Office Properties Trust  11/02/10 Wells Fargo       Bank
                                                                          Securities America/Merrill
                                                                                          Lynch       $34.25    30,000      4.00%
Utility and
Telecommunications Fund            First Potomac Realty         11/10/10 Wells Fargo
                                                                          Securities     KeyBanc      $15.50   125,000      5.00%
Utility and
Telecommunications Fund            American Assets Trust        01/12/11 Wells Fargo
                                                                          Securities       BofA       $20.50    25,000      7.00%
Pennsylvania Tax-Free Fund Penn Housing Finance Agency PASSFM 5
                                         04/01/28               03/03/11 Wells Fargo
                                                                          Securities       BOA       $106.088 5,000,000     0.63%